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                                                                     EXHIBIT 3.6

                               AMENDMENT NO. 2 TO

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC



         This Amendment No. 2 to the Amended and Restated Operating Agreement of ALLIANCE RESOURCE MANAGEMENT GP, LLC, a Delaware limited liability company (the "Company"), by and among Alliance Management Holdings, LLC, a Delaware limited liability company ("AMH"), Beacon-Alliance Limited Member, LLC, a Delaware limited liability company ("BALM"), Beacon-Alliance Managing Member, LLC, a Delaware limited liability company ("BAMM") and Thomas L. Pearson (the "Organizational Member"), dated as of August 20, 1999, is entered into and executed by AMH, BALM and BAMM (collectively, the "Members") this ____ day of July, 2001 with effect as of the Effective Date (as hereinafter defined).

                                    Recitals

         WHEREAS, the Members and the Organizational Member entered into the Amended and Restated Operating Agreement of Alliance Resource Management GP, LLC, dated as of August 20, 1999 (the "Amended and Restated Operating Agreement"), pursuant to which the Organizational Member withdrew from the Company as a member thereof and the Members amended and restated in its entirety the Operating Agreement of the Company, effective June 28, 1999, entered into by the Organizational Member;

         WHEREAS, the Members have heretofore amended the Amended and Restated Operating Agreement pursuant to Amendment No. 1 to the Amended and Restated Operating Agreement of the Company, entered into as of November 30, 1999 (the Amended and Restated Operating Agreement, as amended by such Amendment No. 1, the "Agreement"); and

         WHEREAS, the Members wish to further amend the Agreement upon the terms set forth herein;

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, the Members hereby determine as follows:

         1. Amendment to Section 7(b) of the Agreement. Section 7(b) of the Agreement is hereby amended by deleting the first sentence thereof and substituting therefor the following sentence:


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         The Board of Directors shall consist of not less than one and not more than seven members, with the actual number to be as determined from time to time as determined by the Members, in their sole discretion, by resolution or otherwise.

         2. Effective Date; Ratification. The Members hereby agree that this Amendment No. 2 shall be deemed to be effective as of August 22, 2000 (the "Effective Date") and shall have the same legal force and effect as though entered into on and as of the Effective Date. The Members hereby ratify and confirm in all respects all actions heretofore taken by the Board of Directors, including, without limitation, actions taken by the Board of Directors comprised or consisting of seven members either by unanimous written consent or by the vote of a majority of a quorum of the Board of Directors at any meeting at which a quorum was present.

         3. No Other Changes. Other than as set forth in paragraph 1 above, all of the other terms and provisions of the Agreement shall remain in full force and effect.

         4. Defined Terms; Headings; Counterparts. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The headings contained in this Amendment No. 2 are inserted for convenience only and shall not be used to interpret the terms hereof. This Amendment No. 2 may be signed by the parties hereto in separate counterparts, and each such counterpart, when taken together, shall constitute one and the same instrument.

         5. Governing Law. This Amendment No. 2 to the Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.


                                     ******


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         IN WITNESS WHEREOF, AMH, BALM and BAMM have executed this Amendment No.
2 on the date first written above with effect as of the Effective Date.

                       MEMBERS:

                       ALLIANCE MANAGEMENT HOLDINGS, LLC

                       By: Thomas L. Pearson and Joseph W. Craft, III, as joint
                           tenants with right of survivorship

                           By: /s/  Thomas L. Pearson
                               ------------------------------------------------
                               Thomas L. Pearson


                           By: /s/ Joseph W. Craft, III
                               ------------------------------------------------
                               Joseph W. Craft, III


                       BEACON-ALLIANCE LIMITED MEMBER, LLC

                       By: MPC Partners, LP
                           its Member

                           By: Energy Sub Fund, Inc.
                               its general partner

                               By:     /s/ John J. MacWilliams
                                      -----------------------------------------
                                      John J. MacWilliams

                               Title: Partner
                                      -----------------------------------------

                       By: The Beacon Group Investors II, LLC
                           its Member

                           By: The Beacon Group, LLC
                               its sole member

                               By: The Beacon Group, LP
                                   its managing member

                                   By:    /s/  John J. MacWilliams
                                          -------------------------------------
                                          John J. MacWilliams

                                   Title: Partner
                                          -------------------------------------


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                       BEACON-ALLIANCE MANAGING MEMBER, LLC

                       By: The Beacon Group Investors II, LLC
                           its sole Member

                           By: The Beacon Group, LLC
                               its sole member

                               By: The Beacon Group, LP
                                   its managing member

                                   By:    /s/ John J. MacWilliams
                                          -------------------------------------
                                          John J. MacWilliams
                                   Title: Partner
                                          -------------------------------------


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